Exhibit 16.1
March 31, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Varex Imaging Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Varex Imaging Corporation dated March 31, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Attachment
PricewaterhouseCoopers LLP, One Utah Center, 201 South Main Street, Suite 900, Salt Lake City, UT 84111
T: (801) 531 9666, www.pwc.com/us